UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	86-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 8.01 is incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 16, 2024, SHF Holdings, Inc. (the “Company”) accepted the resignation of Daniel Roda as the Company’s Chief Credit Officer.

Item 8.01. Other Events.

As reported on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2024, the Company caused a declaratory judgment complaint (the “Company Complaint”) to be filed in the District Court for the City and County of Denver, Colorado, captioned SHF Holdings, Inc. v. Daniel Roda, Gregory W. Ellis, and James R. Carroll, Case No. 2024CV33187 (Denver Cty. Dist. Ct.).

The Company caused the Company Complaint to be filed in connection with concerns surrounding a payment of $3,000,000 (the “Merger Payment”) to the former stockholders of Rockview Digital Solutions, a Delaware corporation, d/b/a Abaca (“Abaca”), to be made by the Company on October 5, 2024, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) and two subsequent amendments to the Merger Agreement (collectively, the “Amendments”), by and among the Company, SHF Merger Sub I, a Delaware corporation and a direct wholly-owned subsidiary of Company, SHF Merger Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company, Abaca, and Daniel Roda, solely in such individual’s capacity as the representative of Abaca’s stockholders (the “Stockholders’ Representative”).

On December 13, 2024, Daniel Roda, Gregory W. Ellis, and James R. Carroll (collectively, the “Defendants”) caused an answer and counterclaim to be filed in response to the Company Complaint. The Defendants’ answer and counterclaim, among other things, asserts several breaches of contract under the Merger Agreement, as amended, relating to a delay in payment of the Merger Payment, in addition to the validity of Stockholder Representatives’ execution of the Amendments. The Defendants’ counterclaim also asserts a third-party claim against the Chairman of the Company’s board of directors, Fred Niehaus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: December 19, 2024	By:	/s/ Sundie Seefried
Chief Executive Officer